SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No.1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

CODESMART HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-180653	45-4523372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Seventh Avenue, 7th Floor
New York, NY 10001
(Address of Principal Executive Offices)

646-248-8550
(Registrant’s telephone number)

 (former name or former address, if changed since last report)
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A, Amendment No. 1 (“Amendment No. 1”) to the Current Report on Form 8-K which was filed by the Registrant with the Securities and Exchange Commission on June 12, 2014 (the “Initial Filing”), is being filed by the Registrant solely to add an Item 9.01 Financial Statements and Exhibits and to file as Exhibit 7.1 to the Amendment No. 1 a letter dated June 12, 2014 from KBL, LLP , to the Securities and Exchange Commission stating that said firm is in agreement with the statements made in the Initial Filing.

Except as described in the above, no other provisions of the Current Report on Form 8-K are being amended.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Item 4.02 Subsection (b):

On June 4, 2014, the management of CodeSmart Holdings, Inc. (the “Company”) was informed by KBL, LLP, the Company’s independent registered public accounting firm (the “Auditors”) that the previously issued interim unaudited financial statements included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2014 ( the “10-Q”) and the audit of the financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2013 (the “10-K”), contain an error in the revenue recognition policy and therefore should no longer be relied upon.

Item 4.02 Subsection (a):

On June 11, 2014, the Board of Directors of the Company concluded, based on the recommendation of the Auditors on June 4, 2014, that the previously issued interim unaudited financial statements included in the Company’s 10-Q and the audited financial statements contained in the Company’s 10-K shall not be relied upon. The revenue is to be recognized over a 12 to 18 months due to the fact that the Company’s students have access to the Company’s training platform and training program for 12 to 18 months.  The Board of Directors authorized the Company and its officers to take necessary steps to amend and restate the financial statements in the 10-Q and the 10-K to correct this error.

Item 9.01  Financial Statements and Exhibits.

7.1	Letter, dated June 12, 2014, from KBL, LLP to the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2014	CodeSmart Holdings, Inc.

	By:	/s/ Sharon Franey
Name: Sharon Franey
Title: Chief Operating Officer

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